 OPTION AGREEMENT
(the "Agreement")

THIS AGREEMENT is effective as of the 8th  day of January, 2008.

BETWEEN:
        ETIFF HOLDINGS, LLC., a corporation governed under the laws of the State of Delaware,

        (the "Optionor"),

- and -

                    FOUNDATION VENTURE LEASING INC., in Trust, a corporation governed under the laws of the Province of Ontario,

                    (the "Optionee"),

- and -

                    RACINO ROYALE, INC., a corporation organized under the laws of the State of Nevada (the "Corporation")

RECITALS:

A.	The Optionor is the legal and beneficial owner of fourteen million twenty-one thousand, six hundred (14,021,600) shares of common stock (the "Shares") of the Corporation;

B.
The Optionor has agreed to sell and the Optionee has agreed to purchase 2,620,000 of the Shares in accordance with a share purchase agreement between the Optionor and the Optionee dated December 7, 2007 (the "Share Purchase Agreement");

C.	The Share Purchase Agreement contemplates that the Optionor grants the Option to the Optionee in accordance with the terms hereof.

THIS AGREEMENT WITNESSES that in consideration of the sum of one dollar ($1.00) and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Optionor), it is agreed by and between the parties hereto as follows:

1.	In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings set out below.

"Business Day" means a day, other than a Saturday or Sunday, on which banks in Toronto, Ontario are generally open for business;

"Exercise Price" means those option exercise prices itemized in Section 3 hereto.

"Share" or "Shares" shall mean, as the case may be, one or more common shares in the capital of the Corporation owned by the Optionor as constituted at the date of this Agreement.

2.
The Optionor hereby gives and grants to the Optionee, subject to the terms and conditions hereinafter set out, an irrevocable option (the "Option") to purchase up to an aggregate of 2,620,000 Shares (the "Optioned Shares") (subject to adjustment in accordance with Section 7 below) from the Vendor at the exercise price per Optioned Share as set out in Section 3 below.

3.
Subject to Section 4 hereto, the Optioned Shares shall be made available for transfer from the Optionor to the Optionee on and from the date hereof at the exercise price of $0.05 per Option Share (subject to adjustment in accordance with Section 7 below) (the "Exercise Price").

4.
The Optionee shall have the right to exercise the Option, with respect to all or any part of the Optioned Shares, at any time prior to 5:00 p.m. Toronto time on the Termination Date (as hereinafter defined). To exercise the Option or any part of the Option, the Optionee shall deliver to the Optionor, at its head office, a written notice of exercise predominately in the form attached hereto as Schedule "A", specifying the number of Option Shares with respect to which the Option is being exercised, accompanied by a certified cheque or bank draft for the amount equal to the product of the Exercise Price and the number of Option Shares with respect to which the Option is being exercised.  Upon any such exercise of the Option, the Optionor shall, as soon as reasonably practical, deliver to the Optionee a certificate or certificates registered in the name of the Optionee representing in the aggregate the number of Option Shares in respect of which the Option was exercised.  The Optionee, its legal representatives, legatees or distributees shall not be, and shall be deemed not to be, a holder of any Option Shares subject to this Option, unless and until the certificate(s) representing such Option Shares is issued and delivered to the Optionee pursuant to this Agreement.

5.
At 5:00 p.m. Toronto time September 1, 2008 (the "Termination Date"), the Option shall expire and terminate as to such of the Optioned Shares in respect of which the Option has not then been exercised.

6.
Nothing herein contained or done pursuant hereto shall obligate the Optionee to purchase and/or pay for or the Optionor to issue any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised the Option in the manner hereinbefore provided.

7.
If the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares of securities of the Corporation through re-organization, merger, re-capitalization, re-classification, stock dividend, subdivision or consolidation, an appropriate and proportionate adjustment shall be made by the board of directors of the Optionor in its discretion in the number or kind of shares optioned and the exercise price per share, as regards any unexercised portion of the Option.  In the event of any consolidation or change of the Shares of the Corporation at any time prior to a Termination Date into a lesser number of shares, the number of shares deliverable by the Optionor on any exercise thereafter of the Option shall be reduced to such number of shares as would have resulted from such consolidation or change if such exercise of the Option had been prior to the date of such consolidation or change.  In the event of any reclassification of the Shares of the Corporation at any time prior to a Termination Date, the number and class of shares deliverable by the Optionor on any exercise thereafter of the Option shall be the number and class of shares as would have resulted from such reclassification if the Option had been exercised prior to the date of such reclassification.  Adjustments under this Section 7 shall be made by Optionor with respect to the Option Shares in the same manner as the adjustments made by the board of directors of the Corporation with respect to the Shares.  No fractional Option Share or other security shall be required to be issued under this Option or pursuant to any adjustment contemplated in this section.

8.
The Optionor represents that the Optioned Shares are duly issued and outstanding as fully paid and non-assessable common shares of the Corporation. The Optionor covenants that it has duly reserved, set aside and conditionally allotted the Optioned Shares to and in favour of the Optionee, its successors and assigns, for transfer upon exercise of the Option.

9.
All notices given hereunder must be in writing and may be delivered by personal delivery or by pre-paid, registered or certified mail, or by telecopier or facsimile transmission to the following address or to such other address or addresses as a party hereto may advise the other party in writing from time to time and shall be deemed received three days after mailing by registered or certified mail, and on the day on which it was personally delivered or on which it was transmitted by telecopier or facsimile if such a day is a Business Day and if delivered or transmitted prior to 5:00 pm on such Business Day, otherwise it shall be deemed to have been received on the next Business Day following such personal delivery or transmission:

if to the Optionor:

ETIFF Holdings, LLC
144 Front Street West, Suite 700
Toronto, Ontario  M5J 2L7

Fax:                  905-833-9847
Attention:       Jason Moretto

if to the Optionee:

Foundation Venture Leasing Inc., in Trust
95 Wellington Street West, Suite 1200
Toronto, Ontario  M5J 2Z9

Fax:                  416-941-8852
Attention:       Jeremy Goldman

10.	Time shall be of the essence of this Agreement.

11.	This Agreement may be signed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

12.
This Agreement shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto. All benefits, rights and options accruing to the Optionee in accordance with the terms and conditions of this Option shall be transferable or assignable by the Optionee upon compliance with all applicable securities laws.

13.
This Agreement shall be construed under and governed by the internal laws of the province of Ontario without regard to its conflict of laws provisions. The parties hereto submit and attorn to the exclusive jurisdiction of the courts of the province of Ontario and irrevocably agree that any action commenced by any party shall be in Toronto, Ontario.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOFthis agreement has been executed by the parties hereto.

ETIFF HOLDINGS, LLC.

Per:

Name:
Title:

I have the authority to bind the corporation.

FOUNDATION VENTURE LEASING INC., in Trust

Per:

Name:
Title:

I have the authority to bind the corporation.

RACINO ROYALE, INC.

Per:

Name:
Title:

I have the authority to bind the corporation.

SCHEDULE "A"

EXERCISE FORM

TO:            ETIFF HOLDINGS, LLC

The undersigned Holder of the Option hereby purchases _______ Common Shares in the capital of Racino Royale, Inc. and hereby makes payment of the purchase price for the said number of Common Shares.

The undersigned hereby directs that the Common Shares hereby purchased be issued and delivered as follows:

Name in Full	Address in Full	Number of Shares

(Please state full names in which share certificates are to be issued, stating whether Mr., Mrs., Ms. or Miss.)

DATED the ________ day of ______________________, 20____.

Holder’s Name (please print)

Authorized Signature